                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                  ORAVAX, INC.
                (Name of Registrant as Specified In Its Charter)

                              NAME OF COMPANY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

   PRELIMINARY COPY -- FOR USE OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                                 [ORAVAX LOGO]

                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

                 NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 30, 1998

     The 1998 Annual Meeting of Stockholders of OraVax, Inc. (the "Company") will be held at the offices of Hale and Dorr LLP, 26th Floor, 60 State Street, Boston, Massachusetts, on Tuesday, June 30, 1998 at 10:00 a.m., local time, to consider and act upon the following matters:

     1.  To elect one Class III Director for the ensuing three years.

     2. To approve an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares.

     3. To approve an amendment to the Company's 1995 Employee Stock Purchase Plan, providing for an increase from 100,000 to 225,000 in the number of shares of Common Stock reserved for issuance thereunder.

     4. To ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants for the year 1998.

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on May 15, 1998 are entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will remain open for the purchase and sale of the Company's Common Stock.

     All stockholders are cordially invited to attend the meeting.


                                            By Order of the Board of Directors,

                                            /s/ Lance K. Gordon, Ph.D.

                                            LANCE K. GORDON, PH.D.,
                                            President and Chief Executive
                                            Officer

Cambridge, Massachusetts
May 29, 1998

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

   PRELIMINARY COPY -- FOR USE OF THE SECURITIES AND EXCHANGE COMMISSION ONLY

                                  ORAVAX, INC.
                                38 SIDNEY STREET
                         CAMBRIDGE, MASSACHUSETTS 02139

          PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 30, 1998

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OraVax, Inc. (the "Company") for use at the 1998 Annual Meeting of Stockholders to be held on June 30, 1998 and at any adjournment or adjournments of that meeting. All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to the Secretary of the Company.

     The Company's Annual Report for the year ended December 31, 1997 is being mailed to stockholders with the mailing of this Notice and Proxy Statement on or about May 29, 1998.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY, ORAVAX, INC., 38 SIDNEY STREET, CAMBRIDGE, MASSACHUSETTS 01239.

VOTING SECURITIES AND VOTES REQUIRED

     On May 15, 1998, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, there were outstanding and entitled to vote an aggregate of 11,127,400 shares of Common Stock of the Company, $.001 par value per share ("Common Stock"). Holders of Common Stock are entitled to one vote per share.

     Under the Company's By-laws, the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting. Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present.

     The affirmative vote of the holders of a plurality of votes cast by the stockholders entitled to vote at the meeting is required for the election of the Class III Director. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the meeting is required for the approval of the amendment to the Company's Second Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock voting on the matter is required for the approval of each of the other matters to be voted upon.

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees, who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a matter.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information, as of May 15, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) each director and nominee for director;
(iii) each executive officer named in the Summary Compensation Table under the heading "Executive Compensation" below; and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each director or executive officer is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after May 15, 1998 through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                             NUMBER OF
                                                             SHARES OF                      PERCENTAGE OF
                                                               COMMON       PERCENTAGE OF   TOTAL VOTING
                                                               STOCK           COMMON          CAPITAL
                                                            BENEFICIALLY        STOCK           STOCK
                     BENEFICIAL OWNER                          OWNED         OUTSTANDING     OUTSTANDING
                     ----------------                       ------------    -------------   -------------
5% STOCKHOLDERS
Wellington Management Company, LLP(1).....................   1,010,700           9.1%            9.1%
Vanguard Specialized Portfolios -- Health Care
  Portfolio(2)............................................     602,600           5.4%            5.4%
Medical Science Partners, L.P.(3).........................     600,857           5.4%            5.4%

DIRECTORS
C. Boyd Clarke(4).........................................       5,000             *               *
Lance K. Gordon(5)........................................     251,409           2.2%            2.2%
Andre L. Lamotte(6).......................................     608,695           5.4%            5.4%
Douglas MacMaster(7)......................................      18,600             *               *
Allen Misher(8)...........................................      13,332             *               *

OTHER EXECUTIVE OFFICERS
Keith S. Ehrlich(9).......................................     141,639           1.3%            1.3%
Robert J. Gerety(10)......................................      38,750             *               *
Thomas P. Monath(11)......................................     150,574           1.3%            1.3%
All directors and executive officers as a group(12).......   1,227,999          10.5%           10.5%

---------------
   * Less than 1%.

 (1) The information reported is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 1998. The address of this entity is 75 State Street, Boston, MA 02109.

 (2) The information reported is based on a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 1998. The address of this entity is 100 Vanguard Boulevard, VM #V34, Malvern, PA.

 (3) Includes 26,320 shares held by Medical Science II Co-Investment L.P. ("MSP II-Co") and 149,544 shares held by Medical Science Partners II, L.P. ("MSP II"). Medical Science Partners, L.P. ("MSP") is an affiliate of MSP II-Co and MSP II and may be deemed to be the beneficial owner of shares held by such entities. The address of MSP is 20 Williams Street, Suite 250, Wellesley, MA 02181.

 (4) Represents shares which Dr. Clarke may acquire upon the exercise of options within 60 days after May 15, 1998.

 (5) Includes 180,466 shares of Common Stock which Dr. Gordon has the right to acquire within 60 days after May 15, 1998 upon exercise of outstanding stock options.

 (6) Includes 424,993 shares held by MSP, 26,320 shares held by MSP II-Co and 149,544 shares held by MSP II. Also includes 5,000 shares which Dr. Lamotte may acquire within 60 days after May 15, 1998 upon exercise of outstanding stock options. Dr. Lamotte is the Managing General Partner of Medical Science Ventures, the General Partner of MSP and is the Managing General Partner of Medical Science Ventures II, the General Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by Partner of MSP II and MSP II-Co, and may be deemed to be the beneficial owner of the shares held by MSP, MSP II and MSP II-Co although Dr. Lamotte disclaims beneficial ownership of such shares. The address of Dr. Lamotte is c/o MSP, 20 Williams Street, Suite 250, Wellesley, MA 02181.

 (7) Represents shares which Mr. MacMaster may acquire upon the exercise of options within 60 days after May 15, 1998.

 (8) Includes 6,666 shares which Dr. Misher may acquire upon the exercise of options within 60 days after May 15, 1998.

 (9) Includes 134,899 shares which Mr. Ehrlich may acquire upon the exercise of options within 60 days after May 15, 1998. Mr. Ehrlich resigned as an officer of the Company effective January 29, 1998.

(10) Includes 31,250 shares which Dr. Gerety may acquire upon the exercise of options within 60 days after May 15, 1998.

(11) Includes 140,679 shares which Dr. Monath may acquire upon the exercise of options within 60 days after May 15, 1998.

(12) Includes 519,326 shares which all directors and executive officers as a group may acquire upon the exercise of options within 60 days after May 15, 1998.

                             ELECTION OF DIRECTORS

     The Company has a classified Board of Directors consisting of two Class I Directors, two Class II Directors and one Class III Director. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. The Class I Directors were elected at the 1996 Annual Meeting for a three-year term expiring at the 1999 Annual Meeting; the Class II Directors were elected at the 1997 Annual Meeting for a three-year term expiring at the 2000 Annual Meeting; this year the Class III Director will be elected for a three-year term expiring at the 2001 Annual Meeting.

     The persons named in the enclosed proxy will vote to elect as director Lance K. Gordon, Ph.D., the Class III nominee named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as director the Class III nominee named below. The nominee is currently a member of the Board of Directors of the Company. The Class III nominee will be elected to hold office until the 2001 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominee has indicated his willingness to serve, if elected; however, if he should be unable to serve, the shares of Common Stock represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

     There are no family relationships between or among any officers or directors of the Company.

     Set forth below are the name and age of each member of the Board of Directors (including the nominee for election as Class III Director), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of Common Stock beneficially owned by each director, directly or indirectly, as of May 15, 1998, appears above under the heading "Stock Ownership of Certain Beneficial Owners and Management."


             NOMINEE FOR TERM EXPIRING IN 2001 (CLASS III DIRECTOR)

     Lance K. Gordon, Ph.D., age 50, has served as the President and Chief Executive Officer and a member of the Board of Directors of the Company since June 1990. From January 1989 to June 1990, Dr. Gordon served as Senior Vice President of North American Vaccine, Inc., a biopharmaceutical company. From April 1988 to January 1989, he served as Chief Executive Officer of American Vaccine Corporation and Selcore Laboratories, Inc., both of which are biopharmaceutical companies. From 1987 to 1988, Dr. Gordon was Associate Director, Infectious & Inflammatory Diseases, Clinical Pharmacology -- Drug Medical Affairs, of E.R. Squibb & Sons, Inc., a pharmaceutical company. From 1981 to 1987, he was Director, Immunobiology Research at Connaught Laboratories, Ltd., a pharmaceutical company. During his seven years with Connaught Laboratories, Ltd., Dr. Gordon was responsible for both bacterial and viral research and development programs. He was the inventor and Project Director of the Connaught Haemophilus influenzae type b conjugate vaccine, ProHibit. Dr. Gordon also serves on the advisory boards of the not-for-profit Albert Sabin Foundation and BioSciences Contract Production, a private biopharmaceutical services company. Dr. Gordon received a B.A. from the University of California at Humboldt and a Ph.D. in Biomedical Science from the University of Connecticut. Dr. Gordon completed his postdoctoral fellowship at the Howard Hughes Medical Institute.

           DIRECTORS WHOSE TERMS EXPIRE IN 2000 (CLASS II DIRECTORS)

     C. Boyd Clarke, age 52, has served as a director of the Company since March 1997. Since September 1996, Mr. Clarke has served as President of U.S. Bioscience, Inc., a pharmaceutical company specializing in the development and commercialization of products for patients with cancer and AIDS. From January 1995 to May 1996, Mr. Clarke served as Vice President, Strategy, Alliance Management and Development for Merck Vaccines, where he managed a global alliance with Pasteur Merieux for the development of vaccines. Mr. Clarke served in other capacities at various units of Merck since 1977. Mr. Clarke received a B.S. in biochemistry and an M.A. in European History from the University of Calgary and was a doctoral candidate in European History at University of Wisconsin.


     Allen Misher, Ph.D., age 66, has served as a director of the Company since January 1996. He was elected by the Board of Directors to fill a vacancy created by the resignation of Robert E. Curry as a Director. Dr. Misher is a consultant. From 1984 to 1994, he served as President of Phila College of Pharmacy and Science. From 1982 to 1984, he was a Senior Vice President of National Medical Care, Inc. From 1964 to 1982 he was employed by SmithKline & French and SmithKline Corp. in a variety of positions in pharmacology and research, including President of SmithKline Medical Diagnostics Group from 1978 to 1982 and Group Vice President of SmithKline Corp. from 1978 to 1982. He is currently on the Board of Directors of G.D. Seattle & Co., U.S. Healthcare, Inc., U.S. Bioscience, Litmus Concepts, Inc. and Cortech, Inc. Dr. Misher received his B.Sc. from the Philadelphia College of Pharmacy and Science and his Ph.D. in Physiology from the University of Pennsylvania.

            DIRECTORS WHOSE TERMS EXPIRE IN 1999 (CLASS I DIRECTORS)

     Douglas MacMaster, age 67, has served as a director of the Company since March 1993 and was elected Chairman of the Board of Directors in April 1994. From July 1988 until his retirement in January 1992, Mr. MacMaster served as a Senior Vice President of Merck & Co., Inc. ("Merck"), a pharmaceutical company, with responsibility for worldwide chemical and pharmaceutical manufacturing, worldwide construction, the Agvet division and the Speciality Chemicals Group. From October 1985 to July 1988, Mr. MacMaster was President of the Merck Sharp & Dohme Division, with responsibility for the United States human healthcare business. Mr. MacMaster was an employee of Merck for 30 years. He is currently on the Board of Directors of American Precision Industries, Inc., Martek Biosciences Corp., Neose Pharmaceuticals, Inc., Phyto Pharmaceuticals Inc. and U.S. Bioscience, Inc. Mr. MacMaster received his A.B. degree from St. Francis Xavier University (Canada) and his J.D. degree from Boston College Law School.

     Andre L. Lamotte, Sc.D., age 48, has served as a director of the Company since April 1990. Since April 1989, he has served as the Managing General Partner of Medical Science Ventures, the General Partner of Medical Science Partners L.P., and as Managing General Partner of Medical Science Ventures II, the General Partner of Medical Science Partners II, L.P. and Medical Science II Co-Investment L.P. Dr. Lamotte received a B.S. in General Engineering from Ecole Centrale Paris, an M.S. in Chemical Engineering and an Sc.D. in Chemical Engineering from the Massachusetts Institute of Technology, and a M.B.A. from the Harvard Graduate School of Business Administration.

BOARD AND COMMITTEE MEETINGS

     The Company has a standing Audit Committee of the Board of Directors, which provides the opportunity for direct contact between the Company's independent accountants and the Board. The Audit Committee has responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits and reviewing the Company's internal accounting control policies and procedures. The Audit Committee held two meetings in 1997. The members of the Audit Committee are Messrs. MacMaster and Clarke.

     The Company also has a standing Compensation Committee of the Board of Directors, which provides recommendations to the Board regarding compensation programs of the Company. The Compensation Committee is responsible for establishing and modifying the compensation of all corporate officers of the Company, adoption and amendment of all stock option and other employee benefit plans, and the engagement of, terms of any employment agreements and arrangements with, and termination of, all corporate officers of the Company. The Compensation Committee held two meetings during 1997. The members of the Compensation Committee are Drs. Lamotte and Misher and Mr. MacMaster. See "Report of the Compensation Committee" below.

     The Company does not have a nominating committee or a committee serving a similar function. Nominations are made by and through the full Board of Directors.

     The Board of Directors held five meetings during 1997. Each director attended at least 75% of the total number of meetings (including consents in lieu of meetings) of the Board of Directors and all committees of the Board on which he served.

DIRECTORS' COMPENSATION

     Except as described below, the Company's directors do not receive any cash compensation for service on the Board of Directors or any committee thereof, but are reimbursed for expenses actually incurred in connection with attending meetings of the Board and any committee thereof. The Company pays reasonable travel and out-of-pocket expenses incurred by non-employee directors in connection with attendance at meetings to transact the business of the Company or attendance at meetings of the Board of Directors or any committee thereof. In April 1994, the Company entered into an agreement with Mr. MacMaster, Chairman of the Board of Directors, pursuant to which Mr. MacMaster receives an annual retainer of $25,000 paid quarterly in advance, a fee of $2,000 per day for attending meetings of the Board of Directors or other meetings attended at the request of the Company's President or the Board of Directors, including monthly advisory meetings, plus travel expenses. Mr MacMaster received an option, effective March 6, 1993, to purchase 8,500 shares of Common Stock at an exercise price of $0.765 per share. The option became fully vested as of March 6, 1996. In addition, Mr. MacMaster received an option, effective February 6, 1995, to purchase 12,750 shares of Common Stock at an exercise price of $3.529 per share. The option vests in five equal annual installments commencing one year after the date of grant. In February 1996, the Company entered into an agreement with Dr. Misher pursuant to which Dr. Misher receives an annual retainer of $5,000 and a fee of $1,500 per meeting of the Board of Directors attended. In addition, on February 5, 1996, Dr. Misher received an option to purchase 10,000 shares of Common Stock at an exercise price of $13.25 per share. The option vests in three equal annual installments commencing one year after the date of grant. In March 1997, the Company entered into an agreement with Mr. Clarke pursuant to which Mr. Clarke receives an annual retainer of $5,000 and a fee of $1,500 per meeting of the Board of Directors attended. In addition, on March 7, 1997, Mr. Clarke received an option to purchase 10,000 shares of Common Stock at an exercise price of $5.50 per share. The option vests in three equal annual installments commencing one year after the date of grant. For a discussion of certain transactions between the Company and affiliates of certain directors, see "Certain Transactions."



     On March 24, 1997, the Board of Directors adopted a stock option policy under which, effective as of May 1, 1997, each non-employee Director shall be granted an option to purchase 15,000 shares of Common Stock for each three-year term to which the Director is elected, such option to vest in three equal annual installments commencing one year after the date of grant. In order to implement the stock option policy for the remainder of the current terms of the existing non-employee Directors, the Board of Directors (i) granted Dr. Lamotte an option to purchase 10,000 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; (ii) granted Mr. MacMaster an option to purchase 4,900 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; (iii) granted Dr. Misher an option to purchase 3,333 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in two equal annual installments commencing on May 1, 1998; and (iv) granted Mr. Clarke an option to purchase 15,000 shares of Common Stock at an exercise price of $2.50 per share, such option to vest in three equal annual installments commencing on May 1, 1998

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth certain information with respect to the compensation paid by the Company during the fiscal years ended December 31, 1995, 1996 and 1997 to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose cash compensation exceeded $100,000 in 1997 (the Chief Executive Officer and such other executive officers are hereinafter referred to as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                               LONG TERM
                                                                              COMPENSATION
                                                                                 AWARDS
                                           ANNUAL COMPENSATION(1)             ------------
                                   ---------------------------------------     SECURITIES      ALL OTHER
                                                            OTHER ANNUAL       UNDERLYING     COMPENSATION
                           YEAR     SALARY     BONUS(2)    COMPENSATION(3)     OPTIONS(#)        ($)(4)
                           ----     ------     --------    ---------------     ----------     ------------
Lance K. Gordon..........  1997    $250,000    $62,500         $ 8,522          100,000              --
President and Chief        1996    $250,000    $56,250         $ 6,067           40,000              --
Executive Officer          1995    $220,500    $40,794         $ 7,009               --         $45,653

Thomas P. Monath.........  1997    $190,000    $52,500         $ 3,417           50,000              --
Vice President, Research   1996    $190,000    $42,750         $ 3,350               --              --
and Medical Affairs        1995    $157,500    $29,138         $ 5,034               --              --

Robert J. Gerety.........  1997    $188,815    $37,500         $43,855          125,000              --
Vice President of          1996          --         --              --               --              --
Development and            1995          --         --              --               --              --
Regulatory Affairs

Keith S. Ehrlich(5)......  1997    $145,000    $36,250         $10,017           75,000              --
Vice President, Finance    1996    $145,000    $26,100         $   799           10,000              --
and Administration         1995    $131,250    $24,938         $ 1,039               --              --

---------------
(1) Includes amounts payable in a subsequent fiscal year for services rendered by the Named Executive Officer in the fiscal year.

(2) Other compensation in the form of perquisites and other personal benefits has been omitted because it constitutes less than the lesser of $50,000 or ten percent of the total annual salary and bonus for the Named Executive Officer.

(3) Includes term-life insurance premiums and financial planning expenses paid by the Company to the Named Executive Officer.

(4) Represents relocation allowances paid by the Company.

(5) Mr. Ehrlich resigned as an officer of the Company effective as of January 29, 1998.

     Option Grant Table. The following table sets forth certain information regarding options granted by the Company to the Named Executive Officers during the fiscal year ended December 31, 1997:

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                                                                               POTENTIAL
                                                                                           REALIZABLE VALUE
                                  NUMBER OF                                                   AT ASSUMED
                                  SHARES OF     PERCENT OF                                    STOCK PRICE
                                    COMMON     TOTAL OPTIONS                                ANNUAL RATES OF
                                    STOCK       GRANTED TO                                   APPRECIATION
                                  UNDERLYING     EMPLOYEES                                FOR OPTION TERM(1)
                                   OPTIONS       IN FISCAL      EXERCISE     EXPIRATION   -------------------
              NAME                GRANTED(#)       YEAR        PRICE($/SH)      DATE       5%($)      10%($)
              ----                ----------   -------------   -----------   ----------   --------   --------
Lance K. Gordon.................   100,000(2)      20.1%          $2.50       3/24/07     $157,224   $398,436
Thomas P. Monath................    50,000(2)      10.0%          $2.50       3/24/07     $ 78,610   $199,220
Robert J. Gerety................   125,000(3)      25.1%          $3.00        4/3/07     $235,838   $597,653
Keith S. Ehrlich(4).............    75,000         15.0%          $2.50       3/24/07     $117,915   $298,830

---------------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. This table does not take into account any appreciation in the price of the Common Stock to date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date at which the options are exercised.

(2) Option vests in 16 equal quarterly installments commencing on March 31, 1997.

(3) Option vests in four equal annual installments commencing on April 3, 1998.

(4) Mr. Ehrlich resigned as an officer of the Company effective January 29, 1998.

     Year-End Option Table. The following table sets forth certain information regarding stock options exercised during the year ended December 31, 1997 and stock options held as of December 31, 1997, by the Named Executive Officers:

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES


                                                                                           VALUE OF
                                                                                          UNEXERCISED
                                                          NUMBER OF SHARES               IN-THE-MONEY
                           NUMBER OF                   UNDERLYING UNEXERCISED             OPTIONS AT
                           SHARES OF                         OPTIONS AT                     FISCAL
                          COMMON STOCK     VALUE         FISCAL YEAR-END(#)             YEAR-END($)(2)
                          ACQUIRED ON     REALIZED    -------------------------    -------------------------
          NAME            EXERCISE(#)      ($)(1)     EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
          ----            ------------    --------    -------------------------    -------------------------
Lance K. Gordon.........      --             --           159,966/149,260                 $ 78,015/$0
Thomas P. Monath........      --             --            134,429/62,630                 $ 92,497/$0
Robert J. Gerety........      --             --                --/125,000                          --/$0
Keith S. Ehrlich(3).....      --             --             57,460/77,439                 $      0/$0


---------------
(1) Represents the difference between the exercise price and the fair market value on the date of exercise.

(2) Based on the fair value of the Common Stock on December 31, 1997 ($1.75), less the option exercise price.

(3) Mr. Ehrlich resigned as an officer of the Company effective as of January 29, 1998.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Drs. Lamotte and Misher and Mr. MacMaster. No member of the Compensation Committee was at any time during 1997, or formerly, an officer or employee of the Company or any subsidiary of the Company, nor has any member of the Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K under the Securities Exchange Act of 1934.

     During 1997, no executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee of the Company.

REPORT OF THE COMPENSATION COMMITTEE

     The executive compensation program of the Company is administered by the Compensation Committee, composed of Drs. Lamotte and Misher and Mr. MacMaster, all of whom are non-employee directors.

     The Company's executive compensation program is designed to retain and reward executives who are capable of leading the Company in the achievement of its business objectives. All decisions by the Compensation Committee relating to the compensation of the Company's officers are reviewed by the full Board.

COMPENSATION PHILOSOPHY

     The objectives of the executive compensation program are (i) to align compensation with business objectives and individual performance and (ii) to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the principles of competitive and fair compensation and sustained performance.

     Competitive and Fair Compensation. The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of other companies in the industry and sets its compensation guidelines based on this review. The Company believes compensation for its executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities in companies with similar businesses and of comparable size and success. The Company also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout the organization.

     Sustained Performance. Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as achievement of operating budgets, establishment of strategic licensing and development alliances with third parties, timely development of new processes and products, and performance relative to competitors. Individual performance is evaluated by reviewing attainment of a specified individual objectives and the degree to which teamwork and company values are fostered.

     In evaluating each executive officer's performance, the Company generally conforms to the following process:

     - Company and individual goals and objectives generally will be set at the beginning of the performance cycle.

     - At the end of the performance cycle, the accomplishment of the executive's goals and objectives and his contributions to the Company will be evaluated.

     - The executive's performance will then be compared with peers within the Company and the results will be communicated to the executive.

     - The comparative results, combined with comparative compensation practices of other companies in the industry, will be then used to determine salary and stock compensation levels.

     Annual compensation for the Company's executives generally consists of three elements -- salary, cash bonuses and stock options.


     The salary for executives is generally set by reviewing compensation for competitive positions in the market and the historical compensation levels of the executives. Increases in annual salaries and payment of bonus awards will be based on actual corporate and individual performance against targeted performance and various objective performance criteria. Targeted performance criteria, which vary for each executive, are based on his area of responsibility, and may include continued innovation and development of the Company's technology and products, timely development of new products or processes, implementation of financing strategies and establishment of strategic licensing and developmental alliances with third parties. Subjective performance criteria include an executive's ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee does not use a specific formula based on these targeted performance and subjective criteria, but makes an evaluation of each executive officer's contributions in light of all such criteria.


     Compensation at the executive officer level also includes the long-term incentives offered by stock options. The stock option program is designed to promote the identity of long-term interests between the Company's employees and its shareholders and assist in the retention of executives. The size of option grants is generally intended to reflect the executive's position with the Company and his contributions to the Company, including his success in achieving the individual performance criteria described above. The option program generally uses a five-year vesting period to encourage key employees to continue in the employ of the Company.

     Executive officers of the Company are also eligible to participate in the Company's 1995 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan is available to virtually all employees of the Company and generally permits participants to purchase shares at a discount of approximately 15% of the fair market value at the beginning or end of the applicable purchase period.

     Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the corporation's chief executive officer and four other most highly compensated executive officers. Qualifying performance compensation will not be subject to the deduction limit if certain requirements are met. The Company intends to structure the performance-based portion of the compensation of its executive officers in a manner that complies with the new statute to mitigate any disallowance of deductions.

     Dr. Gordon's 1997 Compensation. Dr. Gordon, President and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to other executives. Dr. Gordon's salary for 1997 remained at $250,000. Dr. Gordon also received bonus compensation of $62,500 in 1997. The Compensation Committee believes that Dr. Gordon's annual compensation has been set at a level competitive with other companies in the industry.

                                     COMPENSATION COMMITTEE

                                     Andre L. Lamotte
                                     Allen Misher
                                     Douglas MacMaster

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based solely on its review of copies of reports filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or written representations from persons required to file such reports ("Reporting Persons"), the Company believes that all such filings required to be made by such Reporting Persons were timely made in accordance with the requirements of the Exchange Act.

EMPLOYMENT AGREEMENTS

     Under the terms of an employment agreement dated July 19, 1990, Dr. Gordon serves as President, Chief Executive Officer and a director of the Company and is entitled to receive an annual base salary, as determined by the Board of Directors plus a bonus based upon the achievement of certain defined management objectives. The employment agreement automatically renews for successive 12-month periods. Dr. Gordon's employment is terminable (i) by the Company or Dr. Gordon at any time upon not less than six months' prior written notice or
(ii) by the Company, for "cause" (as defined in the employment agreement), immediately upon written notice. In the event the Company elects not to extend the employment agreement or terminates Dr. Gordon without "cause," the Company must pay Dr. Gordon a one time severance payment equal to fifty percent (50%) of his annual base salary in effect at the time. Dr. Gordon has agreed, for a period of one year following termination of his employment, not to engage in any business activity that directly or indirectly competes with the Company or to provide any services to the Company's competition or its clients. Dr. Gordon also has agreed not to disclose any of the Company's proprietary information to third parties without the written approval of the Company either during or after his employment. In connection with the execution of his employment agreement, the Company agreed to sell, and Dr. Gordon agreed to buy, 70,834 shares of the Company's Common Stock at a purchase price of $0.235 per share. See "Certain Transactions."


     Under the terms of an employment agreement dated October 18, 1991, Dr. Monath serves as Vice President of Research and Medical Affairs and is entitled to receive an annual base salary as determined by the Board of Directors and to participate in the bonus program for the Company's executive officers. Pursuant to the employment agreement, the Company granted Dr. Monath an option to purchase 39,006 shares of the Company's Common Stock at $0.706 per share, vesting over a four-year period, and reimbursed Dr. Monath for expenses associated with his relocation to the Boston, Massachusetts area. See "Certain Transactions."


     Under the terms of an employment agreement dated April 3, 1997, Dr. Gerety serves as Vice President of Development and Regulatory Affairs and is entitled to receive an annual base salary as determined by the Board of Directors and to participate in the bonus program for the Company's executive officers. Pursuant to the employment agreement, the Company granted Dr. Gerety an option to purchase 125,000 shares of the Company's Common Stock at $3.00 per share, vesting over a four-year period. See "Certain Transactions."

     Each of the employment agreements with Drs. Monath and Gerety is for an initial period of three years and is thereafter automatically renewable for successive twelve-month periods unless terminated by either party by giving six-months' prior written notice to the other. The employment of Drs. Monath and Gerety is terminable by the Company, by giving prior written notice, at any time, with or without "cause" (as defined in their employment agreements). In the event the Company terminates Dr. Monath's or Dr. Gerety's employment without "cause," the terminated party is entitled to receive his then current salary for a period of six months following such termination. In addition, Drs. Monath and Gerety have agreed, for a period of three years, not to engage in any business activity that directly or indirectly competes with the Company or to provide any services to the Company's competition. Drs. Monath and Gerety have also entered into Confidential Information and Invention Assignment Agreements with the Company pursuant to which each of them has agreed (i) not to disclose any of the Company's proprietary information to third parties without the prior written approval of the Company either during or after his employment and (ii) to assign to the Company his full right and title in and to any inventions made during the course of his employment with the Company.

COMPARATIVE STOCK PERFORMANCE

     The comparative stock performance graph below compares the cumulative stockholder return on the Common Stock of the Company for the period from June 8, 1995 (the effective date of the initial public offering of the Company's Common Stock) through December 31, 1997 with the cumulative total return on (i) the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Composite Index"), and (ii) the Nasdaq Pharmaceutical Index (assuming the investment of $100 in the Company's Common Stock, the Nasdaq Composite Index and the Nasdaq Pharmaceutical Index on June 8, 1995 and reinvestment of all dividends). Measurement points are on June 8, 1995 and the last trading day of the years ended December 31, 1995, 1996 and 1997. Prior to June 8, 1995, the Company's Common Stock was not registered under the Securities Exchange Act of 1934.

                             [PERFORMANCE GRAPH]

                                                        CRSP
                                                       Nasdaq             CRSP
               Measurement Period                    Composite       Pharmaceutical
             (Fiscal Year Covered)                     Index             Index          OraVax, Inc.
                    6/8/95                             100.00            100.00            100.00
                    12/31/95                           120.32            159.71            117.50
                    12/31/96                           148.00            159.88             52.50
                    12/31/97                           181.59            165.22             17.50

CERTAIN TRANSACTIONS

     For a description of certain transactions between the Company and Mr. MacMaster, Dr. Misher and Mr. Clarke, directors of the Company, see "Directors' Compensation" above. For a description of certain employment and other arrangements between the Company and its executive officers, see "Employment Agreements" above.

     The Company has a policy that all material transactions between the Company and its officers, directors and other affiliates must (i) be approved by a majority of the members of the Company's Board of Directors and by a majority of the disinterested members of the Company's Board of Directors and (ii) be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. In addition, this policy requires that any loans by the Company to its officers, directors or other affiliates be for bona fide business purposes only.

                     APPROVAL OF AMENDMENT TO THE COMPANY'S
            SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has approved, subject to stockholder approval, an amendment to the Company's Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares. If this amendment is approved by the Company's stockholders, the first paragraph of Article FOURTH of the Certificate of Incorporation will read as follows:

     "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 52,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $.001 par value per share ("Common Stock"), and (ii) 2,000,000 shares of Preferred Stock, $.001 par value per share ("Preferred Stock")."

SUMMARY OF AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     The Company's authorized capital stock currently consists of 25,000,000 shares of Common Stock and 2,000,000 shares of Preferred Stock. The Certificate of Incorporation provides that the Company's Preferred Stock may be divided into any number of series, and that the Board of Directors may fix the number of, and determine the rights, preferences, privileges and restrictions granted to or imposed upon, any such series.

     As of May 15, 1998, 11,127,400 shares of Common Stock and 5,099 shares of Preferred Stock were issued and outstanding. Accordingly, the total number of shares of Common Stock available for future issuance, whether upon the conversion of outstanding convertible securities of the Company, the exercise of outstanding options to purchase shares of Common Stock, or otherwise, is 13,872,600 shares, and the total number of shares of Preferred Stock available for future issuance is 1,994,901 shares. If the proposed amendment to the Certificate of Incorporation is approved by the Company's stockholders, the Company will have available for issuance 38,872,600 shares of Common Stock and 1,994,901 shares of Preferred Stock.

PURPOSES AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes that it is desirable and essential for the Company to have available additional authorized but unissued shares of Common Stock to provide the Company with shares of Common Stock to be used for general corporate purposes and to provide flexibility for raising capital to fund the Company's operations. The Company has recently been exploring alternative methods of raising capital, including public or private offerings of equity securities, and expects to pursue such alternatives if market conditions are appropriate. Approval of the proposed amendment to the Certificate of Incorporation will provide the Company with the flexibility to consummate potential equity financings in a timely manner and to take advantage of other favorable financial opportunities. If the Company's stockholders fail to approve the proposed amendment to the Certificate of Incorporation, the Company will be limited in its ability to act promptly with respect to potential financing opportunities which are presented to it. If the Company cannot obtain adequate funds when needed, the Company will be required to delay, scale-back or eliminate preclinical and clinical testing of its product candidates and one or more of its research and development programs. Inadequate funding also could impair the Company's ability to operate. In particular, if the Company is unable to secure adequate financing by the second half of 1998, it will have to begin substantially reducing its operating plans in order to continue its operations. In addition, if the Company fails to meet the Nasdaq National Market listing requirement that the Company have net tangible assets in excess of $4 million, the Company will be subject to delisting. If delisted from the Nasdaq National Market, the Company would attempt to become listed on another stock exchange where it is able to meet the listing requirements or arrange for the Common Stock to be traded on the Nasdaq electronic bulletin board.

     Although an increase in the number of authorized shares of Common Stock could, under certain circumstances, be viewed as having an anti-takeover effect, the proposal to amend the Certificate of Incorporation is not in response to any effort to accumulate the Company's stock or to obtain control of the Company. The Board of Directors is not aware of any present efforts or attempt to takeover, or otherwise gain control of, the Company through a public tender offer, proxy contest or any other means.

     Although, as stated above, the purpose of seeking an increase in the number of authorized shares of Common Stock is not intended for anti-takeover purposes, Securities and Exchange Commission rules require disclosure of charter, by-law and other provisions that could have an anti-takeover effect. These include (i) a Rights Agreement dated as of April 2, 1997 (the "Rights Agreement") between the Company and The First National Bank of Boston, as Rights Agent, (ii) Board authority under the Certificate of Incorporation to issue one or more series of Preferred Stock up to a maximum of 2,000,000 shares, of which 200,000 shares have been designated Series A Junior Participating Preferred Stock in connection with the Rights Agreement, and (iii) a classified board of directors with staggered terms of office.

     The Rights Agreement provides that each share of the Company's Common Stock outstanding as of April 15, 1997 has associated with it one right to purchase one one-thousandth of a share of the Series A Junior Participating Preferred Stock at a purchase price, subject to adjustment, of $35 per share. The rights will be exercisable only if a person or group has acquired or obtained the right to acquire beneficial ownership of 20% or more of the Company's outstanding Common Stock, or after the commencement of a tender offer or an exchange offer that would result in a person or group beneficially owning 30% or more of the Company's outstanding Common Stock. If anyone acquires 20% or more of the Company's outstanding Common Stock, the rights generally would entitle stockholders (other than the 20% acquiror) to purchase for $35 the number of shares of the Company's Common Stock which would have a market value of $70. In the event that the Company is acquired in a merger or other business combination, the rights generally would entitle the stockholders (other than the acquiror) to purchase securities of the surviving company at a similar discount. The Rights Agreement expires on April 15, 2007.

     The Board of Directors unanimously recommends a vote FOR the proposal to amend the Second Amended and Restated Certificate of Incorporation to increase the number of shares which the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares.

                          APPROVAL OF AMENDMENT TO THE
                  COMPANY'S 1995 EMPLOYEE STOCK PURCHASE PLAN

     Under the terms of the Company's 1995 Employee Stock Purchase Plan (the "1995 Purchase Plan"), the Company is authorized to issue up to 100,000 shares of Common Stock to employees of the Company and its subsidiaries. The purpose of the 1995 Purchase Plan is to ensure that the Company may continue to attract and retain employees who are expected to contribute to the Company's growth and success.

     The Board of Directors has adopted, subject to stockholder approval, an amendment (the "Purchase Plan Amendment") to the 1995 Purchase Plan providing for an increase from 100,000 to 225,000 in the number of shares of Common Stock available for issuance thereunder.

     The following is a material summary of the 1995 Purchase Plan:

GENERAL

     The 1995 Purchase Plan currently authorizes the issuance of up to a total of 100,000 shares of Common Stock to participating employees. As of May 15, 1998, a total of 15,307 shares remained available for purchase under the 1995 Purchase Plan.

     All employees of the Company, including directors of the Company who are employees, and all employees of any participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the 1995 Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of May 15, 1998, approximately 53 of the Company's employees were eligible to participate in the 1995 Purchase Plan.

     On the first day of a designated payroll deduction period (the "Offering Period"), the Company grants to each eligible employee who has elected to participate in the 1995 Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 15% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the 1995 Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's annualized base pay divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each of the Offerings and choose a different Offering Period for each Offering.

     If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise an option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the 1995 Purchase Plan terminate upon voluntary withdrawal from the 1995 Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 1995 Purchase Plan and with respect to the sale of Common Stock acquired under the 1995 Purchase Plan.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1995 Purchase Plan or upon purchasing shares of Common Stock at the end of an offering. Instead, if a participant sells Common Stock acquired under the 1995 Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

          (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

          (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the 1995 Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1995 Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code of 1986, as amended.

BOARD RECOMMENDATION

     The Board of Directors unanimously recommends a vote FOR the proposal to amend the 1995 Purchase Plan to increase the number of shares of Common Stock available for issuance thereunder from 100,000 to 225,000 shares.

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board of Directors, on the recommendation of its Audit Committee, has selected the firm of Coopers & Lybrand L.L.P. as the Company's independent accountants for the current year. Coopers & Lybrand L.L.P. has served as the Company's independent accountants since 1991. If the stockholders do not ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent accountants, the selection of such accountants will be reconsidered by the Board of Directors.

     Representatives of Coopers & Lybrand L.L.P. are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

     All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders must be received by the Company at its principal office in Cambridge, Massachusetts not later than December 19, 1998 for inclusion in the proxy statement for that meeting.

                                            By Order of the Board of Directors,

                                            /s/ Lance K. Gordon

                                            LANCE K. GORDON, PH.D.
                                            President and Chief Executive
                                            Officer

Cambridge, Massachusetts
May 29, 1998

     THE BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                  ORAVAX, INC.


Dear Stockholder:

Please take note of the important information enclosed with this proxy ballot. There are a number of issues related to the Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy statement.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders to be held on June 30, 1998.

Thank you in advance for your prompt consideration of these matters.



Sincerely,

OraVax, Inc.




[X]  Please mark votes as in this example.
     This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no other indication is made, the proxies shall vote "For" proposals number 1, 2 and 3. A vote FOR the director nominee and FOR proposals number 1, 2 and 3 is recommended by the Board of Directors.

1)   Election of Class III Director.
     Nominee: Lance K. Gordon

     ____ For         ____ Withheld

2) Approval of an amendment to the Company's Second Amended and Restated Certificate of Incorporation to increase the number of shares of Common Stock which the Company is authorized to issue from 25,000,000 shares to 50,000,000 shares.

     ____ For         ____ Against            ____ Abstain

3) Approval of an amendment to the Company's 1995 Employee Stock Purchase Plan, providing for an increase from 100,000 to 225,000 in the number of shares of Common Stock reserved for issuance thereunder.

     ____ For         ____ Against            ____ Abstain

4)   Ratification of selection of independent accountants.

     ____ For         ____ Against            ____ Abstain


                           Mark box at right if comments or address change have been made on the reverse side of this card.

                           PLEASE VOTE, DATE AND SIGN BELOW AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

                           Please sign this proxy exactly as your name appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign. If a corporation or partnership, the signature should be that of an authorized officer who should state his or her title.


Signature:______________  Date:_______    Signature:______________  Date:_______

                                  ORAVAX, INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                 Annual Meeting of Stockholders - June 30, 1998

P                 Those signing on the reverse side, revoking any prior proxies,
R        hereby appoint(s) Lance K. Gordon and John M. Westcott, Jr., or each or
O        either of them with full power of substitution, as proxies for those
X        signing on the reverse side to act and vote all shares of stock of
Y OraVax, Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on June 30, 1998 and at any adjournments thereof as indicated upon all matters referred to on the reverse side and described in the Proxy Statement for the Meeting, and, in their discretion, upon any other matters which may properly come before the Meeting. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless those signing on the reverse side shall revoke this proxy in writing.



         HAS YOUR ADDRESS CHANGED?              DO YOU HAVE ANY COMMENTS?

         -------------------------------        -------------------------------

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                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE